Exhibit 99.1

Addus HomeCare Appoints R. Dirk Allison to Board of Directors

Veteran in Healthcare Services Industry

Palatine, IL, October 21, 2010 - Addus HomeCare Corporation (Nasdaq: ADUS), a comprehensive provider of home-based social and medical services, today announced that R. Dirk Allison has been appointed to its Board of Directors, expanding the Company’s Board to seven directors. Mr. Allison will serve on the Audit Committee and the Nominating and Corporate Governance Committee.

Mark Heaney, President and Chief Executive Officer of Addus HomeCare, stated, “With more than 20 years of experience in leadership roles in the healthcare industry, Dirk is a veteran in the healthcare services industry and we think he will make a valuable contribution to our Board of Directors. Drawing on Dirk’s wealth of knowledge across the healthcare continuum, we will continue to work towards improving the health and well being of our 24,000 consumers through the provision of quality, cost-effective health care services.”

Until recently, Mr. Allison served as Senior Vice President, Chief Financial Officer and Treasurer of Odyssey Healthcare, Inc., an approximately $700 million provider of hospice in the United States. Odyssey was a publicly traded NASDAQ company prior to its August 2010 acquisition by Gentiva Health Services, Inc. Prior to joining Odyssey in 2006, Mr. Allison was Executive Vice President and Chief Financial Officer of Omniflight, Inc., a privately held operator of aviation support services to the healthcare industry. Prior to Omniflight, Mr. Allison served for approximately 3  1/2 years as Executive Vice President and Chief Financial Officer of Ardent Health Services LLC, a privately held operator of acute care and behavioral care hospitals with approximately $2 billion in revenues, and for approximately 4 years as Executive Vice President, Chief Financial Officer and Treasurer of Renal Care Group, Inc., which was a publicly traded operator of dialysis centers with approximately $1 billion in revenues.

Between 1987 and 1999, Mr. Allison served as President and Chief Executive Officer of several publicly and privately held healthcare companies, including a physician practice management company and several institutional pharmacy providers. Mr. Allison earned his MBA at the University of Dallas and his BBA at the University of Louisiana at Monroe (formerly Northeast Louisiana University) and is a Certified Public Accountant (CPA).

About Addus

Addus is a comprehensive provider of a broad range of social and medical services in the home. Addus’ services include personal care and assistance with activities of daily living, skilled nursing and rehabilitative therapies, and adult day care. Addus’ consumers are individuals with special needs who are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, the Veterans Health Administration, commercial insurers and private individuals. Addus has over 13,000 employees that provide services through more than 130 locations across 19 states to over 24,000 consumers.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including the expected benefits and costs of acquisitions, management plans related to acquisitions, the possibility that expected benefits may not materialize as expected, the failure of a target company’s business to perform as expected, Addus HomeCare’s inability to successfully implement integration strategies, Addus HomeCare’s ability to add new consumers, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations, and other risks set forth in the Risk Factors section in Addus HomeCare’s Prospectus, filed with the Securities and Exchange Commission on October 29, 2009, in Addus HomeCare’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 29, 2010 and in Addus HomeCare’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 10, 2010, each of which is available at http://www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Amy Glynn/ Nick Laudico

The Ruth Group

Phone: (646) 536-7023 /7030

Email: aglynn@theruthgroup.com

Email: nlaudico@theruthgroup.com

Media Contact:

Jason Rando

The Ruth Group

Phone: (646) 536-7025

Email: jrando@theruthgroup.com